Exhibit 99.1

From:	DIAMOND ENTERTAINMENT CORPORATION
Sent:	November 29, 2006

To:	BUSINESS WIRE (email address: Newsroom@Bizwire.com)
Subject:	News Release
Release Date:	Thursday, November 30, 2006
Time of Release:	6:30 AM - Eastern Time
Circuit:	So. Calif. Region

FOR IMMEDIATE RELEASE - November 30, 2006

Diamond Entertainment Signs Letter of Intent
to Acquire RX for Africa, Inc.

November 30, 2006

Walnut, CA.--(BUSINESS WIRE) - November 30, 2006 - Diamond Entertainment Corporation (the “Company”), dba e-DMEC, (OTCBB: DMEC - News), today announced signing a letter of intent to acquire RX for Africa, Inc., and all its wholly owned subsidiaries. The acquisition will be made by the Company through its new wholly owned subsidiary, DMEC Acquisition Inc.

As part of the letter of intent, the Company will initially receive a bridge loan in the form of convertible notes totaling $1,150,000 of which $850,000 will be loaned by the Company to RX for Africa, Inc. Upon the signing of a definitive merger agreement and the delivery of certified consolidated financial statements from RX for Africa and its subsidiaries on or before January 31, 2007, the Company will receive a second traunch of funding in the form of convertible notes for an additional $1,150,000 to be utilized by RX for Africa, Inc.

“This capital infusion,” Dr. Mulugetta Bezzabeh, Chairman and CEO of RX Africa (Ethiopia) PLC, commented, “will make us a major player in Ethiopia and surrounding countries such as Kenya, Tanzania and Uganda. Within six months we will gain regulatory approval from the Ethiopian authorities, and launch 30 new products, every one of which is in great demand in Ethiopia, and the region. Ultimately, we will also be a significant factor in the distribution of HIV/AIDS drugs to the region. The upgrade of our facilities necessary to comply with US FDA standards is minor in scope, and should be achieved shortly.”

The financing proceeds will be used by RX for Africa, Inc. to up-date its manufacturing facilities to qualify for US FDA standards which will enable it to be eligible to receive Governmental Foreign-Aid from the President’s Emergency Plan for AIDS Relief (PEPFAR) which currently has up to $9 billion [USD] to fund the distribution of drugs to treat HIV/AIDS in Africa.

About RX for Africa, Inc.
RX for Africa, Inc. upon closing of its acquisition of RX Africa (Ethiopia) P.L.C. will operate a pharmaceutical plant, formerly known as Sunshine Pharmaceutical. The plant is built on twenty three thousand square meters of land located south of Addis Ababa, Ethiopia. The plant was established to manufacture HIV/AIDS, Malaria, Tuberculosis and other generic drugs in Ethiopia. The plant currently has 6 products and within six months expects to produce a minimum of 30 new products as the result of the contemplated funding from the closing of the financing under the terms of Letter of Intent and Definitive Merger Agreement between the parties mentioned above.

SAFE HARBOR STATEMENT

This news announcement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this news announcement, the words “anticipate,” “believe,” “expect,” “estimate” and “intend” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties in this announcement and in the Company’s Forms 10-KSB for the year ended March 31, 2006, filed July 14, 2006, Form 10-QSB for the quarter ended June 30, 2006 filed on August 21, 2006, Form 10-QSB for the quarter ended September 30, 2006, filed on November 20, 2006, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein noted or in its SEC filings.

Contact: Fred Odaka CFO
Diamond Entertainment Corporation
800 Tucker Lane
Walnut, CA 91789
Ph. 909-839-1989
Fax: 909-869-1990

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